UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2017

LANDEC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-27446	94-3025618
(Commission file number)	(IRS Employer Identification No.)

3603 Haven Avenue, Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

(650) 306-1650

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     (i)     On July 19, 2017, the Board of Directors of Landec Corporation (the “Registrant”) approved a long-term incentive plan (“LTIP”) for fiscal year 2020 under which certain employees, including the named executive officers, Molly Hemmeter, Gregory Skinner and Ronald Midyett (the “Participating Employees”) will be eligible to receive bonuses based on the Company’s return on invested capital (“ROIC”) for fiscal year 2020. ROIC will be calculated by dividing the Company’s consolidated Earnings Before Interest and Taxes (“EBIT”) by the sum of the Company’s average consolidated debt plus average stockholders’ equity for fiscal year 2020. Participating Employees will earn cash bonuses based upon the actual ROIC for fiscal year 2020 meeting or exceeding the specified target ROIC. Bonuses are calculated by multiplying each Participating Employee’s individual target amount by the percentage of the target ROIC that is achieved in fiscal year 2020. The individual target amounts for the Participating Employees range from 18% to 62% of their base salaries. Each Participating Employee’s eligibility to receive the foregoing bonus will be subject to his or her continuing as an employee of the Company through the last day of fiscal year 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2017

LANDEC CORPORATION

By:	/s/ Gregory S. Skinner
Gregory S. Skinner Vice President of Finance and Administration and Chief Financial Officer